UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 13, 2011
Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (757) 217-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 13, 2011, Hampton Roads Bankshares, Inc. (the “Company”) entered into an equity distribution agreement with Sandler O’Neill + Partners, L.P. (the “Equity Distribution Agreement”), to sell up to 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, from time to time through an at-the-market equity offering program, under which Sandler O’Neill + Partners, L.P. will act as the placement agent (the “Agent”).
     Pursuant to the Equity Distribution Agreement, the Shares may be offered and sold through the Agent in negotiated transactions or transactions that are deemed to be at-the-market offerings as defined in Rule 415 of the Shares Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the NASDAQ Global Select Market, at market prices or as otherwise agreed to with the Agent. The Equity Distribution Agreement provides that the Agent will be entitled to compensation equal to 3.00% of the gross sales price of the Shares sold through such Agent from time to time under the Equity Distribution Agreement. The Shares will be sold in compliance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. FBR Capital Markets & Co. has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement, and may at any time suspend solicitation and offers under the Equity Distribution Agreement.
     The Shares will be issued pursuant to the Post-Effective Amendment No. 1 to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-160337) (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on May 20, 2011. The Company filed a prospectus supplement, dated June 13, 2011 with the SEC in connection with the offer and sale of the Shares.
     A copy of the Equity Distribution Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
Item 8.01. Other Events.
At-The-Market Offering
     On June 14, 2011, the Company issued a press release announcing that it had commenced an at-the-market equity offering program. A copy of the press release announcing the at the market equity offering program is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On June 13, 2011, Williams Mullen, P.C. delivered its legal opinion with respect to the Shares to be issued pursuant to the Equity Distribution Agreement (the “Opinion”). A copy of the Opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Recent Developments
     In connection with the public offering, the Company disclosed the following recent developments:
     Financial highlights for the two-month period ended May 31, 2011 include the following:
•	Balance Sheet:
o	At May 31, 2011, the Company had total assets of $2.6 billion, deposits of $2.2 billion, and shareholders’ equity of $146.0 million.

o	Total loans decreased $48.8 million to $1.76 billion at May 31, 2011 from March 31, 2011. This decrease in loans is due to charge-offs and repayments of existing loans outpacing the origination of new loans. Commercial real estate loans decreased $5.3 million to $625.1 million during the two-month period ended May 31, 2011. Construction loans decreased $25.2 million to $370.0 million during that time. Residential mortgage loans decreased during the two-month period by $13.4 million to $458.7 million. Installment loans decreased $4.4 million from March 31, 2011 to May 31, 2011 to $33.8 million.

o	Total non-performing assets were $270.0 million at May 31, 2011, flat to the $269.3 million at March 31, 2011, and were 10.5% of total assets at May 31, 2011. The Company expects total non-performing assets to decline at June 30, 2011 based on resolutions either completed or in process in June.

o	Investment securities available for sale decreased $3.4 million during the two-month period. The investment portfolio totaled $345.9 million at May 31, 2011.

o	During the two-month period ended March 31, 2011, total borrowings decreased $10.4 million.
•	Net Interest Margin:
o	The Company’s net interest margin improved 6-basis points, from 2.98% for the quarter ended March 31, 2011 to 3.04% for the five months ended May 31, 2011.

o	Margin improvement was driven by a decrease in interest-bearing deposit rates of 3-basis points, from 1.32% for the three months ended March 31, 2011 to 1.29% for the five months ended May 31, 2011.

o	Earning asset yield also improved 3-basis points, from 4.46% for the three months ended March 31, 2011 to 4.49% for the five months ended May 31, 2011.

•	Expenses:
o	The Company’s efficiency ratio improved to 137% for the two months ended May 31, 2011 from 151% for the quarter ended March 31, 2011.
•	Net Income:
o	During the two month period ended May 31, 2011, the Company lost approximately $17 million primarily as a result of provisions for loan losses totaling $14.4 million.
•	Capital:
o	At May 31, 2011, Hampton Roads Bankshares, Inc. continued to meet the minimum regulatory capital requirements as set forth in its written capital plan.

o	The Company finalizes bank capital calculations at the end of each quarter. The Company expects Shore Bank to remain above the “well capitalized” threshold at June 30, 2011. The Company expects Bank of Hampton Roads’ leverage and Tier 1 ratios to remain above the “well capitalized” threshold at June 30, 2011. The Company expects Bank of Hampton Roads’ total risk-based capital ratio to be between 9.50% and 10.10% at June 30, 2011 and if it is lower than 10% Bank of Hampton Roads will be below the “well capitalized” threshold.
     These results are not necessarily indicative of the results to be expected for the second quarter of 2011, and there is no assurance that our results for June 2011 will not be significantly different than those for the first two months of the second quarter.
Other Items:
Proposed Sale of Branches and Mortgage and Insurance Businesses
          The Company is seeking buyers for certain Bank of Hampton Roads and Gateway Bank branches located in the following markets:
•	Five branches in the Raleigh, North Carolina market,

•	One branch in Wilmington, North Carolina,

•	One branch in Plymouth, North Carolina,

•	One branch in Roper, North Carolina,

•	One branch in Richmond, Virginia, and

•	One branch in Charlottesville, Virginia.
          These branches together represented approximately $331.7 million in deposits as of March 31, 2011.
          In addition, the Company is seeking buyers for Gateway Bank Mortgage, Inc. and Gateway Insurance Services, Inc.

          The purpose of the proposed sale of branches and businesses is to focus on the Company’s community banking business in its core markets and further reduce its expense base. However, there can be no assurance that the sales of these branches or the mortgage and insurance businesses will occur, and if such sales occur, that the sales will be on terms and conditions that are favorable to the Company.
Branch Consolidation
          On June 2, 2011, the Company announced the consolidation of nine Bank of Hampton Roads and Shore Bank branch locations into nearby branches. These branch consolidations are expected to reduce operating expenses and support the Company’s goal of returning to profitability. The accounts and services in each closed branch will be transferred to a nearby branch, minimizing the impact on our customers. As a result of these consolidations, the Company expects to achieve operating expense savings, which should begin to be realized in the fourth quarter of 2011. The Company expects to record a charge of between $400 thousand and $750 thousand in the second quarter of 2011 reflecting severance payments and other expenses related to these branch consolidations. For additional information on the branch consolidations, please see our Current Report on Form 8-K filed with the SEC on June 2, 2011.
Russell 3000 and Global Indexes
          The Company expects that it will be added to the Russell 3000 Index and the Russell Global Index as of July 1, 2011. The Russell 3000 Index measures the performance of the largest 3000 U.S. companies representing approximately 98% of the investable U.S. equity market. The Russell Global Index measures the performance of the global equity market based on all investable equity securities. The Russell Global Index includes approximately 10,000 securities in 48 countries and covers 98% of the investable global market.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Ex. 1.1	Equity Distribution Agreement, dated June 13, 2011, between Hampton Roads Bankshares, Inc. and Sandler O’Neill + Partners L.P.

Ex. 5.1	Opinion of Williams Mullen P.C., as counsel to Hampton Roads Bankshares, Inc. dated June 13, 2011.

Ex. 99.1	Press Release, dated June 14, 2011, announcing the At-The-Market offering program.
Caution About Forward-Looking Statements.
Certain statements made herein and in the attached press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the sale of the Shares and the use of proceeds of the at-the-market offering, statements about the sale of certain bank branches, and estimates about financial results and items that may impact those financial results. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.
Date: June 14, 2011	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
Executive Vice President, General Counsel and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 1.1	Equity Distribution Agreement, dated June 13, 2011, between Hampton Roads Bankshares, Inc. and Sandler O’Neill + Partners L.P.

Ex. 5.1	Opinion of Williams Mullen P.C., as counsel to Hampton Roads Bankshares, Inc. dated June 13, 2011.

Ex. 99.1	Press Release, dated June 14, 2011, announcing the At-The-Market offering program.